Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 8, 2009

Among

OWENS CORNING,

As Issuer

Each of the SUBSIDIARY GUARANTORS party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

9.000% Senior Notes Due 2019

THIS FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of June 8, 2009, among OWENS CORNING, a Delaware corporation (“Company”), the SUBSIDIARY GUARANTORS listed on the signature pages hereto (“Subsidiary Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United Sates of America, as Trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 2, 2009 (the “Original Indenture” and, as hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Securities to be designated as the “9.000% Senior Notes due 2019” (herein referred to as the “2019 Notes”), the form and substance of the 2019 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, Section 2.03 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture;

WHEREAS, Section 9.01(vii) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by the Original Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and among the Company, the Subsidiary Guarantors, and the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

1.02 Additional Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below or in the Original Indenture, as the case may be.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Change of Control” means the occurrence of any of the following:

1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Owens Corning and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

2) the adoption of a plan relating to the liquidation or dissolution of Owens Corning;

3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Owens Corning, measured by voting power rather than number of shares; or

4) the first day on which a majority of the members of the Board of Directors of Owens Corning are not Continuing Directors.

“Change of Control Offer” has the meaning set forth in Section 2.11(a).

“Change of Control Payment” has the meaning set forth in Section 2.11(a).

“Change of Control Payment Date” has the meaning set forth in Section 2.11(a).

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Ratings Downgrade.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2019 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the 2019 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Owens Corning who:

1) was a member of such Board of Directors on the date of the indenture; or

2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Interest Payment Dates” means June 15 and December 15 of each year, or if any such day is not a Business Day, the next succeeding Business Day, until maturity, beginning on December 15, 2009.

“Maturity Date” has the meaning set forth in Section 2.03.

“Note Registrar” means Wells Fargo Bank, National Association, hereby appointed as an agency of the Company in accordance with Section 2.05 of the Original Indenture.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Rating Agency” means each of Moody’s Investors Service Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any of their successors.

“Ratings Downgrade” means when, at the time of a Change of Control, the notes carry:

1) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from both Rating Agencies, and such rating from both Rating Agencies is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1 or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating or (in the case of a withdrawal) replaced by an investment grade credit rating;

2) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from both Rating Agencies, and such rating from both Rating Agencies is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by both Rating Agencies;

3) both (A) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency;

4) both (A) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the notes of such series;

5) both (A) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency and (B) no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the notes of such series; or

6) no credit rating from either Rating Agency and both Rating Agencies do not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the notes of such series;

and in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing to Owens Corning that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets, Inc., Banc of America Securities LLC, one other primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“2019 Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE TWO

The Series of Notes

2.01 Title of the Notes. The 2019 Notes shall be designated as the “9.000% Senior Notes due 2019.”

2.02 Limitation on Aggregate Principal Amount. The aggregate principal amount of 2019 Notes that may initially be outstanding shall not exceed $350,000,000.

2.03 Stated Maturity. The stated maturity of the 2019 Notes shall be June 15, 2019 (the “Maturity Date”).

2.04 Interest and Interest Rate.

(a) The 2019 Notes shall bear interest at the rate of 9.000% per annum, from and including their Original Issue Date of June 8, 2009, or from the most recent Interest Payment Date on which interest has been paid or provided for, but excluding, the Maturity

Date. Such interest shall be payable semiannually in arrears, on the Interest Payment Dates of June 15 and December 15 in each year, commencing on December 15, 2009. Interest accrued on the 2019 Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

(b) The interest so payable on any Interest Payment Date shall be paid to the Persons in whose names the 2019 Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, being the immediately preceding June 1 and December 1, as the case may be, whether or not such day is a Business Day.

(c) The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of 9.000% to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue instalments of interest (without regard to any applicable grace periods) from time to time on demand at a rate that is 1% per annum in excess of 9.000% to the extent lawful.

2.05 Place of Payment. The place or places where the principal of and interest on the 2019 Notes shall be payable is the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and any other place or places designated by the Company pursuant to the Indenture, provided that while the 2019 Notes are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Company will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures.

2.06 Place of Registration or Exchange; Notices and Demands With Respect to the 2019 Notes. The place where the Holders of the 2019 Notes may present the 2019 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2019 Notes shall be the Corporate Trust Office of the Trustee.

2.07 Global Notes.

(a) 2019 Notes shall be issuable in whole or in part in the form of one or more Global Notes in definitive, full registered, book-entry form, without interest coupons. The Global Note shall be deposited on its Original Issue Date with, or on behalf of, the Depositary.

(b) The Depository Trust Company (“DTC”) shall initially serve as Depositary with respect to the Global Note. Such Global Note shall bear the legend set forth in the form of Note attached as Exhibit A.

2.08 Form of Securities. The Global Note shall be substantially in the form attached as Exhibit A. The Guarantees shall be substantially in the form attached as Exhibit B.

2.09 Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2019 Notes.

2.10 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2019 Notes pursuant to any sinking fund or analogous requirement.

2.11 Offer to Repurchase Upon Change of Control Repurchase Event.

(a) Upon the occurrence of a Change of Control Repurchase Event, the Company will make an offer (a “Change of Control Offer”) to each Holder of the 2019 Notes to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of that Holder’s 2019 Notes at a purchase price in cash equal to 101% of the aggregate principal amount of 2019 Notes repurchased plus accrued and unpaid interest on the 2019 Notes repurchased to the date of repurchase, subject to the rights of Holders of the 2019 Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and stating:

(1) that the Change of Control Offer is being made pursuant to this section of the Supplemental Indenture and that all 2019 Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any 2019 Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all 2019 Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any 2019 Notes purchased pursuant to a Change of Control Offer will be required to surrender the 2019 Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the 2019 Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders of the 2019 Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of 2019 Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the 2019 Notes purchased; and

(7) that Holders whose 2019 Notes are being purchased only in part will be issued new 2019 Notes equal in principal amount to the unpurchased portion of the 2019 Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2019 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.11 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all the 2019 Notes or portions of the 2019 Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the 2019 Notes or portions of the 2019 Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the 2019 Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the 2019 Notes or portions of the 2019 Notes being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of the 2019 Notes properly tendered the Change of Control Payment for such 2019 Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 2019 Note equal in principal amount to any unpurchased portion of the 2019 Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary herein, the Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein and purchases all 2019 Notes properly tendered and not withdrawn under the Change of Control Offer.

ARTICLE THREE

Optional Redemption of the 2019 Notes

3.01 Redemption Price. The Company shall have the right to redeem the 2019 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2019 Notes to be redeemed; and

(b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2019 Notes being redeemed (excluding any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points;

plus, in each case, accrued and unpaid interest thereon to the redemption date.

ARTICLE FOUR

Miscellaneous Provisions

4.01 The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

4.02 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

4.03 THIS SUPPLEMENTAL INDENTURE AND EACH 2019 NOTE SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

4.04 If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

4.05 In case any provision in this Supplemental Indenture or the 2019 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.06 The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the 2019 Notes by the Company or the Subsidiary Guarantors or as to the validity or sufficiency of this Supplemental Indenture, the Subsidiary Guarantees or the 2019 Notes. The Trustee shall not be accountable for the use or application by the Company of the 2019 Notes or the proceeds of the 2019 Notes.

*    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

OWENS CORNING

By:	/s/ Michael McMurray
Name:	Michael McMurray
Title:	Vice President Finance and Treasurer

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Senior Vice President, General Counsel and Secretary

CDC CORPORATION

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

ENGINEERED PIPE SYSTEMS, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

ERIC COMPANY

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

FALCON FOAM CORPORATION

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

INTEGREX VENTURES LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Supplemental Indenture

IPM INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

JEFFERSON HOLDINGS, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

MODULO USA LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OCCV1, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OCCV2, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OCV FABRICS US, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING COMPOSITE MATERIALS, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Supplemental Indenture

OWENS CORNING CONSTRUCTION SERVICES, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING MASONRY PRODUCTS, LLC (F/K/A OWENS CORNING CULTURED STONE, LLC)

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OCV INTELLECTUAL CAPITAL, LLC (F/K/A OWENS-CORNING FIBERGLAS TECHNOLOGY II, LLC)

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING FOAM INSULATION, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING FRANCHISING, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS-CORNING FUNDING CORPORATION

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Supplemental Indenture

OWENS CORNING HOMEXPERTS, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING HT, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING INSULATING SYSTEMS, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING INTELLECTUAL CAPITAL, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING OVERSEAS HOLDING, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING ROOFING AND ASPHALT, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING SALES, LLC (F/K/A OWENS CORNING SALES, INC.)

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Supplemental Indenture

OWENS CORNING SCIENCE AND TECHNOLOGY, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING U.S. HOLDINGS, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

PALMETTO PRODUCTS, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

SOLTECH, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

Supplemental Indenture